SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report:	May 13, 2005

(Date of earliest event reported):	May 10, 2005

LOEWS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6541	13-2646102
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

667 Madison Avenue, New York, N.Y.	10021-8087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 521-2000

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

At its Annual Meeting of Shareholders held on May 10, 2005 (the “Annual Meeting”), the Registrant’s shareholders approved the Amended and Restated Loews Corporation 2000 Stock Option Plan. The principal changes effected by the amended plan are to increase the number of shares available for the issuance of awards and to provide for authority to award stock appreciation rights either in tandem with or separate from stock option grants.

At the Annual Meeting, the Registrant’s shareholders also approved the Amended and Restated Loews Corporation Incentive Compensation Plan for Executive Officers. The principal changes effected by the amended plan are to grant to the Registrant’s Compensation Committee discretionary authority to (i) take into account specific factors that may impact the Registrant’s business in determining the performance measure, called “Performance Based Income,” on which awards under this plan are based and (ii) reduce awards otherwise determined pursuant to the plan.

The above described plans are filed as Exhibits 10.1 and 10.2 to this report and the above summaries are qualified in their entirety by reference to the complete text of such plans.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 10, 2005 the Registrant amended Article 4 of its By-Laws to revise certain procedural provisions for committees of the Board of Directors. The Registrant’s By-Laws, as amended, are filed as Exhibit 3.1 to this report.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits:

Exhibit Reference

Number	Exhibit Description

3.1	By-Laws of the Registrant, as amended through May 10, 2005

10.1
Amended and Restated Loews Corporation 2000 Stock Option Plan (incorporated by reference to Exhibit A attached to the Registrant’s definitive proxy statement filed with the Securities and Exchange Commission on March 25, 2005)

10.2
Amended and Restated Loews Corporation Incentive Compensation Plan for Executive Officers (incorporated by reference to Exhibit B attached to the Registrant’s definitive proxy statement filed with the Securities and Exchange Commission on March 25, 2005)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOEWS CORPORATION
(Registrant)

Dated: May 13, 2005	By:	/s/ Gary W. Garson
Gary W. Garson
Senior Vice President
General Counsel
and Secretary